Exhibit 10.1

PAYMENT AGREEMENT

This Payment Agreement (this “Agreement”) is dated as of January 14, 2019, by and between Tilray, Inc., a Delaware corporation (the “Company”), and ABG Intermediate Holdings 2, LLC, a Delaware limited liability company (“ABG”) (each, a “Party” and together, the “Parties”).

WHEREAS, on the date of this Agreement the Parties are entering into that certain Profit Participation Agreement (the “Participation Agreement”), setting forth the terms and conditions pursuant to which the Company is purchasing from ABG a participation right in revenues from the exploitation of ABG brands in connection with the development, marketing and sale of Cannabis Products (as defined in the Participation Agreement) in jurisdictions in which it is legal to do so; and

WHEREAS, the Parties desire to set forth in this Agreement certain issuances and sales of shares of Class 2 common stock of the Company and payments of cash for the Participation Rights (as defined in the Participation Agreement) and the other rights in favor of the Company set forth in the Participation Agreement.

WHEREAS, all dollar amounts referenced herein are expressed in United States Dollars ($USD) and all payments due under this Agreement shall be paid in the United States in United States Dollars.

NOW, THEREFORE, IN CONSIDERATION of the foregoing recitals (which are specifically incorporated herein by this reference) and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.
DEFINITIONS

1.1Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Class 2 Common Stock” means the Class 2 common stock of the Company, par value $0.0001 per share.

“Commission” means the United States Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Extraordinary Event” means (i) the reorganization, consolidation or merger of the Company in which the holders of the Company’s outstanding voting securities immediately before the closing of that transaction do not retain voting securities representing a majority of the voting power of the surviving entity in substantially the same proportions as held in the Company immediately before the closing of such transaction, or (ii) any transaction following which the Class 2 Common Stock is no longer listed or quoted for trading on any Trading Market. For the avoidance of doubt, a transfer or other disposition, whether by spin off, spin out or another similar transaction, of Privateer Holding Inc.’s ownership interest in the Company to the then-current owners of Privateer Holding Inc. on a pro rata basis shall not, in and of itself, constitute an Extraordinary Event.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“First Additional Consideration Date” means the earlier of (a) the date the United States of America Federal Food and Drug Administration (“FDA”) permits the commercial sale of cannabidiol in interstate commerce in the United States (other than as a drug); or (b) the date either of the Parties receives a legal opinion reasonably acceptable to ABG and Company from a mutually agreed, qualified law firm (i) based upon which a publicly listed, commercially reasonable actor would pursue the commercial sale of cannabidiol in interstate commerce in the United States (other than as a drug); and/or (ii) stating that the commercial sale of cannabidiol in interstate commerce in the United States (other than as a drug) is legal under United States state and federal law.

“GAAP” means generally accepted accounting principles in the United States.

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Second Additional Consideration Date” means the earlier of (a) the date tetrahydrocannibinol becomes legal in the United States of America for recreational use pursuant to all applicable state and federal laws; and (b) the date the Company has received payments pursuant to the Participation Rights under the Participation Agreement of at least Five Million United States Dollars ($5,000,000 USD) derived from sales of Cannabis Products (as defined in the Participation Agreement) that contain tetrahydrocannibinol outside of the United States of America.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any entity of which the Company owns a majority of the issued and outstanding equity securities.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Class 2 Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, or the Nasdaq Global Select Market (or any successors to any of the foregoing).

“VWAP” means the daily volume weighted average price of the Class 2 Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Class 2 Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time).

ARTICLE II.
PURCHASE AND SALE; CASH PAYMENT

2.1Issuances of Shares; Cash Payments.  Upon and subject to the terms and conditions set forth herein, and in return for the Participation Rights (as defined in the Participation Agreement) and the other rights in favor of the Company set forth in the Participation Agreement, the Company shall make the following payments:

(a)The Company (i) hereby sells and delivers, and ABG hereby purchases and receives, 840,107 shares of Class 2 Common Stock, and (ii) on the date of this Agreement shall deliver to ABG, by wire transfer in immediately available funds, Twenty Million United States Dollars ($20,000,000 USD).

(b)Not later than February 28,2019, the Company shall deliver to ABG, by wire transfer in immediately available funds, Thirteen Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three United States Dollars ($13,333,333 USD).

(c)Not later than five (5) Business Days after the First Additional Consideration Date, the Company shall issue and deliver to ABG, and ABG shall receive 840,107 shares of Class 2 Common Stock.

(d)Not later than five (5) Business Days after the Second Additional Consideration Date, the Company shall issue and deliver to ABG, and ABG shall receive, Eighty-Three Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three United States Dollars ($83,333,333 USD), payable at ABG’s written election in up to Sixteen Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven United States Dollars ($16,666,667 USD) in by wire transfer in immediately available funds and the remainder in shares of Class 2 Common Stock valued at the average of the VWAP for the fifteen (15) Trading Days up to and including the Trading Day immediately prior to the date of payment.

2.2Share Certificates. On each date that shares of Class 2 Common Stock are issued to ABG pursuant to Section 2.1, the Company shall deliver or cause to be delivered to ABG, at ABG’s request, a certificate evidencing the number of shares of Class 2 Common Stock issued to ABG pursuant to Section 2.1(a), (c) or (d), as applicable, registered in the name of ABG or its designee.

2.3Early Payment.

(a)The Company shall have the right to make the payments set forth in Section 2.1(c) and Section 2.1(d) at any time prior to the First Additional Consideration Date or Second Additional Consideration Date, respectively, in its sole election; provided, however, that in the case of Section 2.1(d), such election by the Company shall be conditioned on delivery to ABG by the Company of a certificate dated as of the date of such election, duly executed by the Chief Executive Officer or the Chief Financial Officer of the Company, certifying that they are not aware of any material adverse change, or any development or new material fact involving a prospective material adverse change, in the properties, assets, financial position, or results of operations of the Company and Subsidiaries taken as a whole, other than as set forth or contemplated in the SEC Documents, and other than changes, developments or facts affecting the economy generally or that are generally applicable to the industries or markets in which the Company operates, but specifically excluding any changes or developments affecting the cannabis industry, the sale of Cannabis Products (as defined in the Participation Agreement) or the regulatory framework in connection with the same in any jurisdiction. If the Company gives ABG notice that it intends to make an early payment pursuant to Section 2.1(d), ABG shall within two (2) Business Days thereafter provide its written election of its desired allocation of consideration in accordance with Section 2.1(d).

(b)If any payments set forth in Section 2.1 have not been made as of the consummation of an Extraordinary Event, each such unpaid payment shall automatically accelerate and shall become due and payable as of immediately prior to the consummation of the Extraordinary Event. The Company shall use commercially reasonable efforts, to the extent commercially practical and legally and contractually permitted to do so, to provide ABG with at least ten (10) Business Days prior written notice of the anticipated closing of an Extraordinary Event, which notice shall include a description of the material terms and conditions of such Extraordinary Event including the price per share of the Class 2 Common Stock to be paid in such Extraordinary Event (if applicable), and, if the payment pursuant to Section 2.1(d) has not previously been made, ABG shall within two (2) Business Days thereafter provide its written election of its desired allocation of consideration in accordance with Section 2.1(d).

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to ABG:

(a)Organization; Authorization; Enforcement.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)No Conflicts.  The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Class 2 Common Stock and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) result in, or constitute an event that, after notice or lapse of time or both would result in, a default under, give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material contract to which the Company or any Subsidiary is a party, or (iii) conflict with or violate, or constitute an event that, after notice or lapse of time or both would result in, a conflict or violation under, any material respect any laws applicable to the Company or any Subsidiary or by which any of their properties are bound.

(c)Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than: (i) the filing of a Form 8-K with the Commission, and (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, if any.

(d)Issuance of the Securities.  The shares of Class 2 Common Stock issued or to be issued pursuant to this Agreement are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in this Agreement and under applicable law and will not have been issued in violation of applicable laws or applicable Trading Market rules or regulations.

(e)Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or  any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

(f)Private Placement. Assuming the accuracy of ABG’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the shares of Class 2 Common Stock by the Company to ABG as contemplated hereby. The issuance and sale of the shares of Class 2 Common Stock hereunder does not contravene the rules and regulations of the Trading Market.

(g)No General Solicitation.  Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the shares of Class 2 Common Stock to be sold pursuant to this Agreement by any form of general solicitation or general advertising.

(h)Foreign Corrupt Practices.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(i)Office of Foreign Assets Control.  Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(j)SEC Filings.  The Company has filed with the Commission all material reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed by the Company since January 1, 2018 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “SEC Documents”).  As of their respective effective dates (in the case of SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the portions that are amended (in the case of all other SEC Documents), the SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such SEC Documents, and none of the SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k)Financial Statements.  The financial statements, together with the related notes and schedules, included in the SEC Documents fairly present the financial condition and the results of operations and changes in financial condition of the Company and its consolidated Subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included in the SEC Documents.

(l)Capitalization.  The authorized capital stock of the Company set forth in the Company’s most recent Form 10-Q filed with the Commission is true and correct as of the date of such Form 10-Q.  All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws.  All of the Company’s options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance with federal and state securities laws. None of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. As of the date hereof, there are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any Subsidiary other than those described above or accurately described in the SEC Documents. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the SEC Documents, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(m)No Material Adverse Change.  Since the date of the latest audited financial statements included in the SEC Documents, there has been no material adverse change, or any development or new material fact involving a prospective material adverse change, in the properties, assets, financial position, or results of operations of the Company and Subsidiaries taken as a whole, other than as set forth or contemplated in the SEC Documents, and other than changes, developments or facts affecting the economy generally or that are generally applicable to the industries or markets in which the Company operates.

(n)Compliance with Laws Pertaining to Cannabis.  Neither the Company, nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently, or in the past twelve (12) months has been, in violation of any laws pertaining to cannabis, including but not limited to any state or federal laws of the United States.

(o)Investment Company Act. Neither the Company nor any Subsidiary is required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

3.2Representations and Warranties of ABG.  ABG hereby makes the following representations and warranties to the Company:

(a)Organization; Authority.  ABG is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation with full right, limited liability company power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary limited liability company action on the part of ABG.  This Agreement has been duly and validly executed by ABG, and when delivered by ABG in accordance with the terms hereof, will constitute the valid and legally binding obligation of ABG, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)No Conflicts.  The execution, delivery and performance by ABG of this Agreement and the consummation by ABG of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the ABG, (ii) result in, or constitute an event that, after notice or lapse of time or both would result in, a default under, give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material contract to which ABG is a party, or (iii) conflict with or violate, or constitute an event that, after notice or lapse of time or both would result in, a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to ABG or by which its properties are bound.

(c)Own Account.  ABG understands that the shares of Class 2 Common Stock sold pursuant to this Agreement are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the shares of Class 2 Common Stock as principal for its own account and not with a view to or for distributing or reselling such Class 2 Common Stock or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Class 2 Common Stock in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Class 2 Common Stock in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting ABG’s right to sell the Class 2 Common Stock in compliance with applicable federal and state securities laws).

(d)Purchaser Status.  At the time ABG was offered the Class 2 Common Stock, it was, and as of the date hereof it is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(e)Experience of Purchaser.  ABG, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Class 2 Common Stock, and has so evaluated the merits and risks of such investment.  ABG is able to bear the economic risk of an investment in the Class 2 Common Stock and, at the present time, is able to afford a complete loss of such investment.

(f)General Solicitation.  ABG is not purchasing the Class 2 Common Stock as a result of any advertisement, article, notice or other communication regarding the Class 2 Common Stock published in any newspaper, magazine, the internet or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g)Reliance on Exemptions.  ABG understands that the shares of Class 2 Common Stock are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in significant part upon the truth and accuracy of, and ABG’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of ABG set forth herein in order to determine the availability of such exemptions and the eligibility of ABG to acquire the shares of Class 2 Common Stock.

(h)Compliance with Laws Pertaining to Cannabis.  Neither ABG nor, to ABG’s knowledge, any director, officer, agent, employee or affiliate of ABG is currently, or in the past twelve (12) months has been, in violation of any laws pertaining to cannabis, including but not limited to any state or federal laws of the United States.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1Transfer Restrictions.

(a)The Class 2 Common Stock may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Class 2 Common Stock other than (i) pursuant to an effective registration statement or Rule 144, (ii) to the Company or (iii) to an Affiliate of ABG, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement other than Article II and shall have the rights and obligations of ABG under this Agreement other than Article II.

(b)ABG agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Class 2 Common Stock in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

The Company acknowledges and agrees that ABG may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Class 2 Common Stock to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, ABG may transfer pledged or secured Class 2 Common Stock to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At ABG’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Class 2 Common Stock may reasonably request in connection with a pledge or transfer of the Securities.

(c)Instruments, whether certificated or uncertificated, evidencing the Class 2 Common Stock shall not contain any legend (including the legend set forth in Section 4.1(b) hereof), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Class 2 Common Stock pursuant to Rule 144, (iii) if such shares of Class 2 Common Stock are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Class 2 Common Stock and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).

(d)ABG agrees with the Company that such Purchaser will sell any Class 2 Common Stock pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2Company 144 Obligations.  The Company represents and warrants that as of the date hereof it satisfies, and covenants that from the date hereof until one (1) year following the last issuance of Class 2 Common Stock contemplated by Section 2.1, that it shall satisfy, the requirements of Rule 144(c) of the Securities Act.

ARTICLE V.
MISCELLANEOUS

5.1Replacement of Securities.  If any certificate or instrument evidencing any shares of Class 2 Common Stock is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.2Addresses and Notices.  All notices, requests, demands and other communications required or permitted to be made hereunder shall be in writing and shall be deemed duly given: (a) at the time of delivery, if hand delivered to the corporate office for the Party to whom notice is being delivered, against a signed receipt therefor; (b) one (1) day after dispatch, if sent to the Party at the address and/or contact listed in this Agreement for such type of notice, by: (i) registered or certified mail, return receipt requested, first class postage prepaid, or (ii) nationally recognized overnight delivery service; or (c) at the time of transmission, if sent to the Party at the address and/or contact listed in this Agreement for such type of notice, by e-mail transmission; provided, however, that any such notice sent by e-mail shall only be deemed duly given if a copy of such notice is also sent by one (1) or more methods pursuant to Sections 5.2(a) and/or 5.2(b) herein. Either Party may alter the address to which notices are to be sent hereunder by giving notice of such change to the other Party in conformity with the provisions of this Section. Notices shall be sent to the address specified below:

If to the Company, then to:

Suite 200-49 Spadina Avenue

Toronto, ON, Canada M5V 2D1

Attn: Legal Department

colin.brown@tilray.com and mark.castaneda@tilray.ca

If to ABG, then to:

1411 Broadway, 4th Floor

New York, NY 10018

Attn: Legal Department

legaldept@abg-nyc.com and jdubiner@abg-nyc.com

5.3Governing Law.  This Agreement and the legal relations among the Parties will be governed by and construed in accordance with the laws of the State of New York,

notwithstanding any conflict of law provisions to the contrary. The Parties hereby agree that any action which in any way involves the rights, duties and obligations of any Party under this Agreement shall be brought in courts located in New York County, New York, and the Parties hereby submit to the personal jurisdiction of such courts. Each of the Parties waives any objection that it may have based on improper venue or forum non conveniens to the conduct of any such suit or action in any such court. The Parties agree that service of process deposited in certified or registered mail addressed to the other Party at the address for the other Party set forth in this Agreement shall be deemed valid service of process for all purposes.

5.4Default Expenses.  If either Party defaults with respect to any obligation under this Agreement, the defaulting Party will indemnify the other Party against and reimburse it for all reasonable attorney’s fees and all other costs and/or expenses resulting or made necessary by the bringing of any action, motion or other proceeding to enforce any of the terms, covenants or conditions of this Agreement.

5.5Entire Agreement. This Agreement, together with the Participation Agreement, sets forth the entire agreement and understanding between the Parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings, inducements and conditions, whether express or implied, oral or written, except as herein contained or in the Participation Agreement.  The express terms hereof will control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof.

5.6Amendment and Modification.  This Agreement may be amended, modified and supplemented only by written agreement duly executed and delivered by each of the Parties hereto.

5.7Waiver and Delays.  A waiver by any Party of any of the terms and conditions of, or rights under, this Agreement will not be effective unless signed by the Party waiving such term, condition or right and will not bar the exercise of the same right on any subsequent occasion or any other right at any time or be deemed or construed to be a waiver of such terms or conditions for the future. Neither the failure of nor any delay on the part of any Party to exercise any right, remedy, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege.

5.8Severability.  If any term or provision of this Agreement, as applied to either Party or any circumstance, for any reason will be declared by a court of competent jurisdiction to be invalid, illegal, unenforceable, inoperative or otherwise ineffective, that provision will be eliminated to the minimum extent necessary so that this Agreement will otherwise remain in full force and effect and enforceable; provided, however, that if any term or provision of this Agreement pertaining to the payment of monies to either Party will be declared invalid, illegal, unenforceable, inoperative or otherwise ineffective, such Party will have the right to terminate this Agreement as provided herein.

5.9Form and Construction.  Paragraph and subparagraph headings in this Agreement are included for ease of reference only and do not constitute substantive matter to be considered in construing the terms of this Agreement.  As used in this Agreement, the masculine gender will include the feminine and the singular form of words will include the plural, or vice versa, as necessary in order that this Agreement may be interpreted so as to conform to the subject matter actually existing.  The language of this Agreement will be construed as a whole and not strictly for or against any of the parties.  All of the representations, warranties and covenants contained in this Agreement shall survive the consummation of the transactions contemplated hereby.

5.10Assignment. Neither Party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other Party; provided, however, that, notwithstanding the foregoing, ABG is permitted to assign its rights and obligations under this Agreement, in whole or in part, to (i) any Affiliate of ABG without the Company’s consent and (ii) any financing sources of ABG or one of its Affiliates solely for collateral purposes, without the Company’s consent. Any purported assignment or delegation in violation of this Section 5.10 shall be null and void. This Agreement shall inure to the benefit of and be binding upon the parties, their respective successors and their permitted assigns.

5.11Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be an original, but all of which together will constitute one Agreement binding on all Parties hereto.  Each of the Parties agrees that a photographic or facsimile copy of the signature evidencing a Party’s execution of this Agreement will be effective as an original signature and may be used in lieu of the original for any purpose.

5.12Transaction Expenses.  Each Party will be responsible for its own expenses relating to the negotiation of this Agreement.

[Remainder of Page Intentionally Blank; Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Payment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TILRAY, INC.

By:	/s/ Brendan Kennedy

Name:	Brendan Kennedy
Title:	CEO
ABG INTERMEDIATE HOLDINGS 2, LLC

By:	/s/ Jamie Salter

Name:	Jamie Salter
Title:	CEO